HEALTHCARE RECEIVABLES
                              PURCHASE AND TRANSFER
                                    AGREEMENT

                          Dated as of December 23, 1996


                                      Among


                         COMMUNITY CARE OF AMERICA, INC.
                               as Primary Servicer

                                       and

                       EACH OF THE PROVIDERS NAMED HEREIN
                                  as Providers

                                       and


                                CCA FUNDING LLC,
                                  as Purchaser


          ALL THE RIGHT, TITLE AND INTEREST OF THE PURCHASER IN AND TO, ALL BENEFITS OF THE PURCHASER UNDER AND ALL MONIES DUE OR TO BECOME DUE TO THE PURCHASER UNDER OR IN CONNECTION WITH, THIS AGREEMENT HAVE BEEN ASSIGNED TO DAIWA HEALTHCO-2 LLC, AS COLLATERAL SECURITY FOR ANY AND ALL THE OBLIGATIONS OF THE PURCHASER PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED AS OF DECEMBER 23, 1996 BETWEEN THE PURCHASER AND DAIWA HEALTHCO-2 LLC


                                TABLE OF CONTENTS


                                                                                                               Page

ARTICLE I

         COMMITMENTS; AMOUNTS AND TERMS
         OF THE PURCHASES AND CONTRIBUTIONS

         SECTION 1.01.  Sale, Contribution and Purchase of Receivables............................................1
         SECTION 1.02.  Receivable Information and Transferred Batch Determination................................1
         SECTION 1.03.  The Transfers.............................................................................2
         SECTION 1.04.  Collection and Payment Procedures.........................................................2
         SECTION 1.05.  Allocation of Servicer Responsibilities...................................................2

ARTICLE II

         GENERAL PAYMENT MECHANICS;
         GOVERNMENTAL ENTITIES PAYMENT MECHANICS;
         EOB'S; MISDIRECTED PAYMENTS

         SECTION 2.01.  General Payment Mechanics.................................................................4
         SECTION 2.02.  Governmental Entities Payment Mechanics...................................................4
         SECTION 2.03.  Misdirected Payments; EOB's...............................................................5
         SECTION 2.04.  Unidentified Payments; Purchaser's Right of Presumption...................................5
         SECTION 2.05.  No Rights of Withdrawal...................................................................5

ARTICLE III

         REPRESENTATIONS AND WARRANTIES; COVENANTS;
         EVENTS OF TERMINATION

         SECTION 3.01.  Representations and Warranties; Covenants.................................................6
         SECTION 3.02.  Group-Wide Events of Termination; Events of Termination...................................6

ARTICLE IV

         INDEMNIFICATION;
         GRANT OF SECURITY INTEREST

         SECTION 4.01.  Indemnification and Set-Off Rights for Denied Receivables.................................7
         SECTION 4.02.  Indemnities by the Providers..............................................................7
         SECTION 4.03.  Right of Set-Off..........................................................................9
         SECTION 4.04.  Grant of Security Interest................................................................9


                                        i



                                                                                                               Page


ARTICLE V

         MISCELLANEOUS

         SECTION 5.01.  Amendments, etc...........................................................................9
         SECTION 5.02.  Notices, etc.............................................................................10
         SECTION 5.03.  Assignability............................................................................10
         SECTION 5.04.  Further Assurances.......................................................................10
         SECTION 5.05.  Costs, Expenses and Termination Fee......................................................10
         SECTION 5.06.  Confidentiality..........................................................................11
         SECTION 5.07.  Term and Termination.....................................................................12
         SECTION 5.08.  Sale Treatment...........................................................................12
         SECTION 5.09.  Grant of Security Interest...............................................................12
         SECTION 5.10.  No Liability of the Purchaser............................................................13
         SECTION 5.11.  Attorney-in-Fact.........................................................................13
         SECTION 5.12.  Entire Agreement; Severability...........................................................13
         SECTION 5.13.  GOVERNING LAW............................................................................13
         SECTION 5.14.  WAIVER OF JURY TRIAL, JURISDICTION AND VENUE.............................................13
         SECTION 5.15.  Execution in Counterparts................................................................14
         SECTION 5.16.  No Proceedings...........................................................................14
         SECTION 5.17.  Joint and Several Liability; Providers...................................................14
         SECTION 5.18.  Survival of Termination..................................................................14
         SECTION 5.19.  Addition, Removal and Suspension of Providers............................................14


                                       ii




EXHIBITS

Exhibit IDefinitions
Exhibit II                Conditions of Purchases
Exhibit III               Representations and Warranties
Exhibit IV                Covenants
Exhibit V                 Events of Termination
Exhibit VI                Receivable Information
Exhibit VII-A             Form of Notice to Governmental Entities
Exhibit VII-B             Form of Notice to Insurers
Exhibit VIII              Primary Servicer Responsibilities
Exhibit IX                Servicer Termination Events
Exhibit X                 Interface Between Providers and Master Servicer
Exhibit XI-A              Form of Opinion of Providers' Counsel
                          with Respect to the Patient Consent Form
Exhibit XI-B              Form of Opinion of Providers' Counsel
                          with Respect to Certain Corporate Matters
Exhibit XII               Form of Depositary Agreement

SCHEDULES

Schedule I                Addresses for Notices
Schedule II               Credit and Collection Policy
Schedule III              License Revocations
Schedule IV               Lockbox Information
Schedule V                List of the Providers


                                      iii



             Healthcare Receivables Purchase and transfer Agreement

                          Dated as of December __, 1996

     COMMUNITY CARE OF AMERICA, INC., a Delaware corporation (together with its corporate successors and assigns, the "Primary Servicer"), each of the parties named on Schedule V hereto and as such Schedule V may be amended from time to time pursuant to Section 5.19 herein (each a "Provider" and collectively the "Providers"), and CCA FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the "Purchaser"), agree as follows:

     PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (the "Agreement").

     Each Provider wishes to sell or contribute to the Purchaser on a continuing basis all of its healthcare receivables. The Purchaser is prepared to purchase or to accept the contribution of such healthcare receivables on the terms and subject to the conditions set forth herein. Accordingly, the parties agree as follows:


                                    ARTICLE I

                         COMMITMENTS; AMOUNTS AND TERMS
                       OF THE PURCHASES AND CONTRIBUTIONS

     SECTION 1.01. Sale, Contribution and Purchase of Receivables. On each Transfer Date until the Facility Termination Date and on the terms and conditions set forth herein, each Provider agrees to sell, without recourse except to the extent expressly provided herein, or contribute to the Purchaser, and the Purchaser agrees to purchase or accept such contribution of, all of such Provider's Accounts.

     SECTION 1.02. Receivable Information and Transferred Batch Determination.

     (a) On each Batching Day after the Initial Transfer Date, the Servicer, on behalf of the Providers, shall provide the Master Servicer by Transmission the information listed on Exhibit VI hereto (as such Exhibit may be modified by the Purchaser from time to time, the "Receivable Information") with respect to new Accounts that it has determined constitute Eligible Receivables (the "Proposed Eligible Receivables") and with respect to new Accounts that it has determined do not constitute Eligible Receivables. Each Transmission of Receivable Information shall constitute an offer by each Provider to sell, or, at such Provider's option, contribute, the Proposed Eligible Receivables set forth in the Transmission.

     (b) All Proposed Eligible Receivables for which Receivable Information has been received by the Master Servicer between the prior Batching Time and the current Batching Time shall be reviewed by the Daiwa Group. On or prior to each Transfer Date, the Purchaser or the Program Manager shall prepare a list of those Proposed Eligible Receivables that the Purchaser will purchase on the Transfer Date (a "Purchased Batch", and together with the remaining Proposed Eligible Receivables that will not be purchased and instead will be contributed to the Purchaser, the "Transferred Batch"), together with an explanation stating that the identified Proposed Eligible Receivables not included in the Purchased Batch are not Eligible Receivables and the basis thereof.

     SECTION 1.03. The Transfers. (a) On each Transfer Date, subject to satisfaction of the applicable conditions set forth in Exhibit II hereto, the Purchaser shall pay to the Providers in same day funds, at the Primary Servicer Account, an amount equal to the Purchase Price of the Purchased Batch.

     (b) Effective on each Transfer Date, in consideration of the Purchase Price and other good and valuable consideration, each Provider hereby sells, contributes and assigns to the Purchaser and the Purchaser hereby purchases and accepts, as absolute owner, the Transferred Batch purchased and/or contributed on such Transfer Date.

     SECTION 1.04. Collection and Payment Procedures.

     (a) Collections on the Transferred Batch. The Purchaser shall be entitled with respect to each Transferred Batch, (i) to receive all Collections on such Transferred Batch, and (ii) to have and to exercise any and all rights (x) to collect, record, track and take all actions to obtain Collections with respect to each Batch Receivable payable by Persons other than Governmental Entities, and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, to collect, record, track and take all actions to obtain Collections with respect to each Batch Receivable payable by Governmental Entities.

     (b) Collections Not Part of Transferred Batch. On each Settlement Date, and provided that the Providers shall have (i) paid all amounts then due and owing to the Purchaser under this Agreement, and (ii) successfully sent by Transmission to the Master Servicer all information required with respect to the Batch Receivables for the immediately preceding Settlement Period, the Purchaser shall pay or turn over, as the case may be, to the Primary Servicer any and all cash collections or other cash or non-cash proceeds received by the Purchaser during the immediately preceding Settlement Period with respect to Accounts that are not part of any Transferred Batch.

     (c) Distributions on each Settlement Date. On each Settlement Date and with respect to each Transferred Batch, Total Collections shall be distributed to the Purchaser.

     SECTION 1.05. Allocation of Servicer Responsibilities. (a) Tracking of purchases, Collections and other transactions pertaining to each Transferred Batch shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Providers to the Master Servicer have been set forth in Exhibit X attached hereto. The Providers shall cooperate fully with the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in Exhibit X, and shall provide promptly to the Master Servicer such other information necessary or desirable for the administration of Collections on the Batch Receivables as may be requested from time to time.

     (b) The Purchaser hereby appoints each Provider as its agent for the administration and servicing obligations set forth in Exhibit VIII hereto with respect to the Accounts sold or transferred by each such Provider to the Purchaser hereunder (the "Primary Servicer Responsibilities"), and each Provider hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities. Each of the Providers hereby contracts its Primary Servicer Responsibilities to the Primary Servicer and appoints the Primary Servicer to act as Servicer hereunder, provided, however, that such contracting and appointment shall not relieve any Provider from any of its duties, responsibilities, liabilities and obligations resulting or arising hereunder. The Primary Servicer hereby accepts such appointment as Servicer and agrees to perform the Primary Servicer Responsibilities on behalf of the Providers. Each of the Providers, the Servicer and the Purchaser hereby acknowledge that the Servicer's appointment is subject to and limited by DH-2's appointment of the Purchaser as its agent for performance of the Primary Servicer Responsibilities under the Loan Agreement and DH-2's rights thereunder to replace the Purchaser (which replacement may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). The Purchaser may, at any time following the occurrence of a Servicer Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in clauses (g) or (j) of
Exhibit V hereto) appoint another Person to succeed the Servicer as its agent for performance of the Primary Servicer Responsibilities (which appointment may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). The Purchaser may, at any time following the occurrence of one or more Servicer Termination Events (and may, without requirement of notice to any party, upon one or more Servicer Termination Events resulting from the events described in clauses (g) or (j) of
Exhibit V hereto) affecting the Providers that have sold or contributed to the Purchaser more than 25% of the Batch Receivables (whether or not purchased) in the prior ninety days (or the number of days from the date of this Agreement to such date, if less than ninety days) (in each case, a "Group-Wide Servicer Termination Event"), designate the Master Servicer or any other Person to succeed the Servicer as its agent for performance of the Primary Servicer Responsibilities.

     (c) As compensation for the performance of the Primary Servicer Responsibilities, the Primary Servicer (or the successor Servicer who performs such Primary Servicer Responsibilities) shall be entitled to a Primary Servicing Fee with respect to each Purchased Batch; provided, that the Primary Servicing Fee shall be payable solely, to the extent received, from a similar fee payable by DH-2 to the Purchaser, and, to the extent not received, the Servicer hereby waives its right to receive it.

                                   ARTICLE II

                           GENERAL PAYMENT MECHANICS;
                    GOVERNMENTAL ENTITIES PAYMENT MECHANICS;
                           EOB'S; MISDIRECTED PAYMENTS

     SECTION 2.01. General Payment Mechanics. (a) On or prior to the Initial Transfer Date each of the Primary Servicer, the Providers, the Purchaser, and DH-2 shall have entered into the Depositary Agreement and shall have caused the Lockbox Bank to establish the Purchaser Lockbox, the Purchaser Lockbox Account, the Provider Ancillary Lockbox, and the Provider Ancillary Lockbox Account.

     (b) Each Provider shall prepare, execute and deliver to each Insurer, with copies to the Purchaser, on or prior to the Initial Transfer Date, a Notice to Insurers addressed to each Insurer who is proposed to be a payor of Receivables, which Notice to Insurers shall provide that, effective the Initial Transfer Date, all checks and EOB's from Insurers on account of Receivables shall be sent to the Purchaser Lockbox and all wire transfers on account of Receivables shall be wired directly into the Purchaser Lockbox Account.

     (c) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices (and, if provided by such Provider, return envelopes) shall, (i) if to be sent to Insurers, set forth only the address of the Purchaser Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the Purchaser Lockbox Account with respect to wire transfers for payment of Receivables, and (ii) if to be sent to private payors, set forth only the address of the Provider Ancillary Lockbox as a return address for payment of such Receivables and delivery of EOB's, and only the Provider Ancillary Lockbox Account with respect to wire transfers for payment of such Receivables. Each Provider hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Persons other than Governmental Entities with respect to Collections, wire transfers and EOB's.

     SECTION 2.02. Governmental Entities Payment Mechanics. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Providers, the Purchaser, and DH-2 shall have entered into the Depositary Agreement, and the Providers shall have caused the Lockbox Bank to establish the Provider
Government Lockbox and the Provider Government Lockbox Account. Each Provider shall prepare, execute and deliver to the Purchaser on or prior to the Initial Transfer Date, Notices to Governmental Entities addressed to each Governmental Entity or its fiscal intermediary who is proposed to be a payor of Receivables, which Notices to Governmental Entities shall provide that all checks and EOB's from Governmental Entities on account of Receivables shall be sent to the Provider Government Lockbox and all wire transfers on account of Receivables shall be wired directly into the Provider Government Lockbox Account.

     (b) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices to be sent to Governmental Entities (and, if provided by such Provider, return envelopes) shall set forth only the address of the Provider Government Lockbox as a return address for payment of Receivables and delivery of EOB's, and only the Provider Government Lockbox Account with respect to wire transfers for payment of Receivables. Each Provider further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections, wire transfers and EOB's.

     SECTION 2.03. Misdirected Payments; EOB's. (a) In the event that a Provider receives an EOB or a Misdirected Payment in the form of a check, such Provider shall immediately send such Misdirected Payment by overnight delivery service to the appropriate Purchaser Lockbox or Provider Lockbox, as the case may be, together with the EOB and the envelope in which such payment was received. In the event a Provider receives a Misdirected Payment in the form of cash or wire transfer, such Provider shall immediately wire transfer the amount of such Misdirected Payment directly into the Purchaser Lockbox Account. All Misdirected Payments and EOB's shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.

     (b) If a Misdirected Payment in the form of a check is received by the Purchaser more than six days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to the Purchaser Lockbox Account by a Provider, more than six days after the date of such check or wire transfer with respect thereto), then the Providers shall pay interest on such Misdirected Payment to the Purchaser from such sixth subsequent day to and including the date such check is received in the Purchaser Lockbox Account, at a rate equal to the LIBO Rate then in effect under the Loan Agreement (or the maximum rate legally permitted if less than such rate).

     (c) Each Provider hereby agrees and consents to the Purchaser taking such actions as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, to the maximum extent permitted by law, (i) any member of the Daiwa Group executing on a Provider's behalf and delivering to such Obligor a new Notice, and (ii) any member of the Daiwa Group contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. Upon the Purchaser's request, a Provider shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Purchaser may request.

     SECTION 2.04. Unidentified Payments; Purchaser's Right of Presumption. Each of the Providers and the Purchaser agrees and consents that the Daiwa Group may apply any payment it receives from an Obligor or any other payor against a Purchased Batch if the Daiwa Group is unable in good faith (after making reasonable attempts to contact the applicable Provider) to determine from the information in the EOB whether such payment relates to a Purchased Batch.

     SECTION 2.05. No Rights of Withdrawal. None of the Providers nor the Purchaser shall have any rights of direction or withdrawal with respect to amounts held in the Purchaser Lockbox Account.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                              EVENTS OF TERMINATION

     SECTION 3.01. Representations and Warranties; Covenants. Each Provider makes, on the Initial Transfer Date and on each subsequent Transfer Date, the representations and warranties on and as of such dates, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

     SECTION 3.02. Group-Wide Events of Termination; Events of Termination. (a) If any Group-Wide Event of Termination shall occur and be continuing, the Purchaser may, by notice to the Primary Servicer on behalf of each of the Providers (which notice shall be deemed to have been given to each Provider), take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (except with respect to the Group-Wide Event of Termination in clause (g) of Exhibit V, in which case the Facility Termination Date shall be deemed to have occurred automatically and without notice), and (y) without limiting any rights hereunder, terminate the appointment of the Servicer to perform any or all of the Primary Servicer Responsibilities and replace the Servicer in the manner set forth in Section 1.05(b). Upon any such declaration or designation, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

     (b) If an Event of Termination shall occur and be continuing, the Purchaser may terminate the appointment of the Primary Servicer to perform any or all of the Primary Servicer Responsibilities in the manner set forth in Section 1.05(b), and, with respect to an individual Provider that does not constitute a Group-Wide Event of Termination, the Purchaser, in its sole discretion, may require the immediate removal of such Provider from the program and, on or prior to the effective date of such removal, (x) all Receivables contributed by such Provider to the Purchaser shall be re-purchased by such Provider as if such Receivables were Denied Receivables and payment in full shall have been received by the Purchaser, or (y) all rights and obligations in respect of Receivables contributed by such Provider to the Purchaser shall be transferred to another Provider. Such Provider shall also withdraw as a member of the Purchaser; provided, however, that such Provider's capital account as a member of the Purchaser shall not be paid out until the date of termination of this Agreement as set forth in Section 5.07 herein.

                                   ARTICLE IV

                                INDEMNIFICATION;
                           GRANT OF SECURITY INTEREST

     SECTION 4.01.  Indemnification  and Set-Off Rights for Denied  Receivables.
(a) If a breach of any of the representations or warranties contained herein relating to a Purchased Receivable shall be discovered at any time (each, a "Denied Receivable"), the Provider that sold or contributed such Denied Receivable shall, on the next Settlement Date, repurchase such Denied Receivable from the Purchaser at the Repurchase Price.

     (b) For ease of administration, the Purchaser shall be entitled to presume that the failure of any Purchased Receivable (or portion thereof) to be paid in full on or after the 180th day following the Last Service Date thereof is the result of a breach of a representation or warranty contained herein with respect to such Purchased Receivable, unless the Purchaser shall have actual knowledge to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by a Receivable). In the event the Purchaser receives the Repurchase Price for any such Purchased Receivable and it is thereafter determined that the failure of such Purchased Receivable to be paid in full was not the result of a breach of representation or warranty contained herein, the parties hereto shall make an appropriate adjustment by increasing the Purchase Price of any Purchased Batch to be purchased on or after such date.

     (c) Upon receipt by (or on behalf of) the Purchaser of the Repurchase Price with respect to any Denied Receivable, the Purchaser shall be deemed to have reassigned and resold to the applicable Provider such Denied Receivable without any representation, warranty or recourse whatsoever, and thereafter neither the Purchaser nor any member of the Daiwa Group shall have any further servicing or other obligation to such Provider with respect to such Denied Receivable.

     (d) From time to time at the request of a Provider, the Purchaser shall deliver to such Provider (at such Provider's sole cost and expense) such documents, assignments, releases and instruments of termination as such Provider may reasonably request to evidence the reconveyance by the Purchaser of a Denied Receivable pursuant to the terms of Section 4.01(c).

     SECTION 4.02. Indemnities by the Providers. Without limiting any other rights that the Purchaser, the Program Manager, the Master Servicer or any of their respective Affiliates (together with their respective officers, directors, shareholders and lenders, each, an "Indemnified Party") may have hereunder or under applicable law, each Provider hereby agrees jointly and severally to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from any of the following:

     (a) the sale of any Receivable which purports to be part of a Purchased Batch but which is not, at the date of such sale, the type of Receivable described in subsection (j) of Exhibit III to this Agreement;

     (b) any representation or warranty made or deemed made by any Provider (or any of its officers) under or in connection with this Agreement and not relating to a Purchased Receivable which shall have been incorrect in any material respect when made;

     (c) the failure by any Provider or any Batch Receivable to comply with any applicable law, rule or regulation with respect to any Batch Receivable;

     (d) the failure to vest in the Purchaser a perfected ownership interest in each Receivable included in a Transferred Batch and the Collections in respect thereof, free and clear of any Liens;

     (e) any dispute, claim, set-off or defense to the payment, in whole or in part, of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Provider or any of its Affiliates acting as Servicer), provided, however, this clause (e) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Receivable (i) arising out of the financial inability of an Obligor to pay its obligations represented by such Receivable including, without limitation, a discharge in bankruptcy, or
(ii) arising after the sale of such Receivable to the Purchaser hereunder and arising solely as a result of actions taken by any member of the Daiwa Group;

     (f) a failure of any Provider, including, without limitation, the Primary Servicer's actions on behalf of the Providers under Section 1.05(b) of this Agreement with respect to Primary Servicer Responsibilities, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations hereunder; or

     (g) the commingling by any Provider of Collections at any time with other funds of such Provider, provided, however, that in all events there shall be excluded from the foregoing indemnification any claims, losses or liabilities resulting solely from the gross negligence or willful misconduct of an Indemnified Person or which constitutes recourse for an uncollectible Purchased Receivable.

     Such Indemnified Person shall notify the Primary Servicer, on behalf of the Providers, of such claim, provided that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to this Section 4.02.

     SECTION 4.03. Right of Set-Off. Unless a Provider notifies the Purchaser in writing that it desires to pay on the date when due the Repurchase Price under
Section 4.01 or any Indemnified Amounts under Section 4.02 and such Provider makes such payment to the Purchaser in immediately available funds on such date, each such Provider hereby irrevocably instructs the Purchaser to set-off the full amount of the Repurchase Price or the Indemnified Amounts, as the case may be, against the Purchase Price of any Purchased Batch to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Purchaser to exercise such right of set-off, provided, however, the Purchaser or a member of the Daiwa Group shall notify the Primary Servicer on behalf of such Provider that a set-off pursuant to this Section 4.03 occurred, the amount of such set-off and a description of the Denied Receivable or Indemnified Amounts, as the case may be. The Purchaser shall exercise its right to set-off hereunder to the extent funds are available prior to making a demand for indemnification under Section 4.02

     SECTION 4.04. Grant of Security Interest. (a) As collateral security for each Provider's existing and future (i) obligations to repurchase Denied
Receivables under Section 4.01 hereof, (ii) indemnification obligations to the Purchaser under Section 4.02 hereof, and (iii) obligations to pay costs and expenses under Section 5.05 hereof, each Provider hereby grants to the Purchaser a first priority lien on and security interest in and right of set-off against, all of the Accounts owned or held by the Providers.

     (b) Each Provider agrees to execute, and hereby authorizes the Purchaser to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created pursuant to this
Section 4.04 which may at any time be required or, in the opinion of the Purchaser, be desirable, and to do so without the signature of such Provider where permitted by law.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in writing signed by the Primary Servicer, the Providers, the Purchaser, and DH-2 as assignee of all of the Purchaser's rights and remedies hereunder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser, the Primary Servicer or a Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Duff & Phelps Credit Rating Co. or any other rating agency then rating the healthcare finance program of DH-2, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

     SECTION 5.02. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto (each Provider hereby acknowledges and agrees that notices to or for the benefit of a Provider may be delivered to the Primary Servicer and such delivery to the Primary Servicer shall be deemed to be received by each such Provider), and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule I attached hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     SECTION 5.03. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     (b) Subject to Section 5.03(b) of the Loan Agreement, this Agreement and the Purchaser's rights and obligations herein (including without limitation, ownership of the Purchased Receivables in each Purchased Batch, the Purchaser Lockbox and Purchaser Lockbox Account and rights in relation to the Provider Lockboxes and the Provider Lockbox Accounts) shall be assignable by the Purchaser and its successors and assigns. Each Provider hereby acknowledges that the Purchaser is granting to DH-2, which is further granting to its lenders, a security interest in this Agreement and all of the Purchaser's rights, title and interests hereunder (including, without limitation, the Purchased Receivables, each Provider's obligations hereunder, the Purchaser Lockbox and Purchaser Lockbox Account, and rights in relation to the Provider Lockboxes and the Provider Lockbox Accounts).

     (c) No Provider may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and DH-2.

     SECTION 5.04. Further Assurances. The Providers shall, at their cost and expense, upon the request of the Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

     SECTION 5.05. Costs, Expenses and Termination Fee. In addition to the rights of indemnification granted under Section 4.02 hereof, the Providers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the members of the Daiwa Group, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser, its Affiliates and the members of the Daiwa Group in connection with the enforcement of this Agreement. The Providers further agree to pay on the Initial Transfer Date (and with respect to costs and expenses incurred following the Initial Transfer Date, within seven days of demand therefor) (a) all reasonable costs and expenses incurred by the Purchaser or its agent in connection with periodic audits of the Receivables, (b) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by a Provider that would affect the transmission or interpretation of data received through the interface, and (c) all reasonable costs and expenses incurred by the Purchaser for additional time (calculated at a rate of $100 per hour) and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of any Provider or the Primary Servicer to agreed-upon protocol and schedules with the Master Servicer; provided, that such Provider or the Primary Servicer has been informed of the alleged lack of cooperation or responsiveness and has been provided an opportunity to correct such problems.

     In the event that any Facility Termination Date is declared (or is deemed to have occurred) pursuant to Section 3.02 of this Agreement, the Providers shall pay to the Purchaser an early termination fee in an amount equal to 1.25% of the Revolving Commitment (as defined in the Loan Agreement) then in effect pursuant to the Loan Agreement.

     SECTION 5.06. Confidentiality. (a) Each Provider, the Primary Servicer and the Purchaser hereby acknowledge that this Agreement, the Loan Agreement and the documents delivered hereunder, thereunder or in connection with, including, without limitation, any information relating to any member of the Daiwa Group, contains confidential and proprietary information. Unless otherwise required by applicable law, each of the Providers, the Primary Servicer and the Purchaser hereby agrees to maintain the confidentiality of this Agreement (and all drafts and other documents delivered in connection therewith including, without limitation, any information relating to any member of the Daiwa Group delivered hereunder or under the Loan Agreement) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; provided, that, such confidential information may be disclosed to
(i) the Providers' and Purchaser's legal counsel and auditors, (ii) the Program Manager, DH-2, the Primary Servicer, each member of the Daiwa Group, investors in and creditors of DH-2, appropriate rating agencies with respect to DH- 2, and each of their respective legal counsel and auditors, (iii) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 5.06, (iv) any Governmental Entity requesting such information, and (v) to any other Person with the written consent of the applicable party, which consent shall not be unreasonably withheld, and provided further that the Providers shall not disclose such confidential information to any financial adviser not a party to this Agreement except with the consent of the Program Manager. Notwithstanding the foregoing, it is understood that the Primary Servicer is a publicly traded company and, as such, may be required to disclose this transaction and the terms thereof by a filing with the Securities and Exchange Commission or by the issuance of a press release.

     (b) Each of the Providers, the Primary Servicer and the Purchaser understands and agrees that the other or the Daiwa Group may suffer irreparable harm if the obligations under this Section 5.06 are breached and that monetary damages shall be inadequate to compensate the injured party for such breach. Accordingly, each of the Providers, the Primary Servicer and the Purchaser agrees that, in the event of their respective breach of Section 5.06(a), the injured party, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

     (c) All parties hereto agree to comply with all applicable state or federal statutes or regulations relating to patient medical record confidentiality.

     SECTION 5.07. Term and Termination. This Agreement shall continue in full force and effect from the date hereof until the Final Payment Date; provided, however, that while the occurrence of the Final Payment Date shall terminate any security interest of the Purchaser hereunder, it shall not relieve or discharge any of the Providers, the Primary Servicer or the Purchaser of their respective duties, obligations or covenants hereunder with respect to any Transferred Batches transferred prior to the Final Payment Date and not repurchased pursuant to Section 4.01, and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full. The Purchaser shall deliver all assignments, certificates, releases, notices and other documents at the Providers' expense, as the Providers may reasonably request to effect such termination.

     SECTION 5.08. Sale Treatment. The Providers and the Purchaser have structured the transactions contemplated by this Agreement with respect to each Purchased Batch as a sale and intend that such transactions constitute a sale, and each of the Providers and the Purchaser agree to treat each such transaction as a sale for all purposes, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Provider will advise all persons inquiring about the ownership of the Batch Receivables that all Batch Receivables have been sold or contributed to the Purchaser. The Providers will pay all taxes (excluding income or franchise taxes), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the sale, transfer and contribution of each Transferred Batch to the Purchaser.

     SECTION 5.09. Grant of Security Interest. In the event that, contrary to the mutual intent of the Providers and the Purchaser, any purchase of a Purchased Batch is not characterized as a sale, each Provider shall, effective as of the date hereof, be deemed to have granted (and each Provider hereby does grant) to the Purchaser a first priority security interest in and to any and all Batch Receivables and the proceeds thereof to secure the repayment of all amounts paid to the Providers hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. Each Provider agrees that five days shall be reasonable prior notice to the applicable Provider or to the Primary Servicer on behalf of such Provider of the date of any public or private sale or other disposition of all or any of the Batch Receivables.

     SECTION 5.10. No Liability of the Purchaser. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Purchaser of any obligation to an Obligor or a patient of any Provider.

     SECTION 5.11. Attorney-in-Fact. Each Provider hereby irrevocably designates and appoints the Purchaser, the Primary Servicer, the Master Servicer and each Person in the Daiwa Group, to the extent permitted by applicable law and regulation, as such Provider's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority to endorse or sign such Provider's name to financing statements and checks (other than payments from Governmental Entities), and, during the continuance of an Event of Termination, to (i) endorse or sign such Provider's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Batch Receivables, (ii) notify Insurers to make payments on the Batch Receivables directly to the Purchaser, and (iii) bring suit in such Provider's name and settle or compromise such Batch Receivables as the Purchaser, the Primary Servicer, the Master Servicer or each Person in the Daiwa Group may, in its discretion, deem appropriate.

     SECTION 5.12. Entire Agreement; Severability. (a) This Agreement embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

     (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

     SECTION 5.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     SECTION 5.14. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. THE PARTIES HERETO HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO EACH PROVIDER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY

LAW, FAILING WHICH THE PARTIES FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE PARTY PROSECUTING THE CLAIM FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     SECTION 5.15. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 5.16. No Proceedings. Each of the Providers hereby agrees that it will not institute against the Purchaser or DH-2 any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any senior indebtedness issued by the Purchaser or DH-2 shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

     SECTION 5.17. Joint and Several Liability; Providers. Each Provider agrees that each reference to "the Providers" in this Agreement shall be deemed to refer to each such Provider jointly and severally. Each Provider (i) shall be jointly and severally liable for the obligations, duties and covenants under this Agreement and the acts and omissions of each other such Provider including, without limitation, under Article IV hereof, and (ii) jointly and severally makes each representation and warranty under this Agreement; provided however that the breach of an obligation, duty, covenant, representation or warranty by one Provider shall not result in an Event of Termination with respect to any other Provider unless such breach constitutes a Group-Wide Event of Termination.

     SECTION 5.18. Survival of Termination. The provisions of Article IV (and the representations and warranties with respect thereto) (other than Section 4.04) and Sections 5.05, 5.06 and 5.16 shall survive any termination of this Agreement.

     SECTION 5.19. Addition, Removal and Suspension of Providers. (a) Subject to the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Purchaser hereby agrees to the adding of other Persons designated by the Primary Servicer as additional Providers hereunder (each such event, an "Addition"); provided, that, in the reasonable commercial judgment of the Purchaser and its designees and assignees):

     (i) no Group-Wide Event of Termination is existing and the proposed Addition shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

     (ii) as of the effective date of such Addition, such applicable conditions precedent set forth in Exhibit II hereto shall have been fulfilled with respect to such Person;

     (iii)  as  of  the  effective  date  of  such  Addition,   each  applicable
representation and warranty set forth in Exhibit III hereto shall be true and correct in all material respects with respect to such Person;

     (iv) if such Person is not an Affiliate of the Primary Servicer, the Purchaser shall have determined that such Person will be able to perform the Primary Servicer Responsibilities, or have waived such requirement in writing;

     (v) the Purchaser shall have received a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the sole discretion of the Master Servicer, to effectuate the transactions and information transfers under this Agreement with respect to the Addition are fully operational to the satisfaction of the Master Servicer and the Master Servicer shall have received an interface fee for each additional computer interface;

     (vi) such Person shall execute such agreements, instruments and documents as the Purchaser may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Addition, including without limitation (x) an amendment to this Agreement whereby such Person agrees to be bound by the terms of this Agreement, and (y) financing statements covering Receivables that such Person may contribute to the Purchaser;

     (vii) the Purchaser and its assigns shall have been provided with such information (whether financial or otherwise) and time necessary and desirable (in the sole discretion of the Purchaser and its assigns) to make the assessments under clauses (i), (ii) and (iii); and

     (viii) such Person shall become a member of the Purchaser.

     (b) Subject to the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Purchaser hereby agrees to the removal of any Provider designated by the Primary Servicer from time to time (each such event, a "Removal"); provided, that, in the reasonable commercial judgment of the Purchaser (and DH-2 as its assignee):

     (i) no Group-Wide Event of Termination is existing and the proposed Removal shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

     (ii) on or prior to the effective date of such Removal (x) all Receivables contributed by such Provider to the Purchaser shall be repurchased by such Provider as if such Receivables were Denied Receivables and payment in full shall have been received by the Purchaser, or (y) all rights and obligations in respect of Receivables contributed by such Provider to the Purchaser shall be transferred to another Provider;

     (iii) after giving effect to such Removal, the aggregate minimum Tangible Net Worth of the remaining Providers hereunder shall (x) equal at least $5,000,000, and (y) not have decreased as a result of the Removal (combined with all other Removals) by greater than 10%;

     (iv) such Person shall execute such agreements, instruments and documents as the Purchaser may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Removal, including without limitation an amendment to this Agreement effectuating such Removal;

     (v) the Purchaser and DH-2, as its assignee, have been provided with such information (whether financial or otherwise) and time necessary and desirable (in the sole discretion of the Purchaser and DH-2, as its assignee) to make the assessments under clauses (i), (ii), (iii) and (iv) above; and

     (vi) such Person shall withdraw as a member of the Purchaser; provided, however, that such Provider's capital account as a member of the Purchaser shall not be paid out until the date of termination of this Agreement as set forth in
Section 5.07 herein.

     (c) The Purchaser hereby agrees to the suspension of any Provider designated by the Primary Servicer from time to time (each such event a "Suspension"); provided, that in the reasonable commercial judgment of the Purchaser (and DH-2 as its assignee), no Group-Wide Event of Termination is existing and the proposed Suspension shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination. For the period of the Suspension, such suspended Provider shall be deemed not to be a Provider for the purpose hereof or for the purposes of the Loan Agreement. Such Suspension shall cure any breach of a covenant, representation or warranty by such suspended Provider, provided, that such cure shall not be deemed, in and of itself, to cure a Group-Wide Event of Termination and not reasonably be expected to cure a Group-Wide Event of Termination.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


  PRIMARY SERVICER:          COMMUNITY CARE OF AMERICA, INC.

                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408


         PROVIDERS:          ECA HOLDINGS, INC.


                             By:
                             Name:
                             Title:
                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             COMMUNITY CARE OF NEBRASKA, INC.


                             By:
                             Name:
                             Title:


                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             COMMUNITY CARE OF GEORGIA, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             COMMUNITY CARE OF AMERICA OF ALABAMA, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             CCA OF MIDWEST, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             ECA PROPERTIES, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             LULING/SCC, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             DUBLIN/SCC, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             MARIETTA/SCC, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             MACON/SCC, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             COLLEGE PARK/SCC, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             GLENWOOD/SCC, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             QUALITY CARE OF COLUMBUS, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto


                             QUALITY CARE OF LYONS, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                             Trade names: See Schedule V attached hereto

                             W.S.T. CARE, INC.


                             By:
                             Name:
                             Title:

                             Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                         Facsimile Number: (941) 435-0408

                            Trade names: See Schedule V attached hereto


PURCHASER:                  CCA FUNDING LLC


                            By:
                            Name:
                            Title: Manager

                            Address: 3050 North Horseshoe Drive, Suite 260 Naples, Florida 34104
                                        Facsimile Number: (941) 435-0408

                                    EXHIBIT I

                                   DEFINITIONS

     As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" means all accounts (including, without limitation, all Receivables), general intangibles and other obligations for the payment of money arising out of a Provider's sale of merchandise or rendition of services in the ordinary course of business, whether now existing or hereafter arising, including all rights to reimbursement under any agreements with and payments from Obligors, patients, residents and other Persons, and all proceeds of any of the foregoing.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the preliminary statements hereto.

     "Batch Receivable" means a Receivable that is included in a Transferred Batch, but excludes a Denied Receivable for which the Repurchase Price has been received by the Purchaser.

     "Batching Day" means each Monday of each week, or if such day is not a Business Day, the next preceding Business Day.

     "Batching Time" means 11:00 a.m. New York City time, on each Batching Day.

     "Business Day" means any day on which banks are not authorized or required to close in New York City or Naples, Florida.

     "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

     "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and
Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

     "Collections" means, with respect to any Batch Receivable or Transferred Batch, all cash collections, wire transfers, electronic funds transfers and other cash proceeds of such Batch Receivable or Transferred Batch, as the case may be, deposited in the Purchaser Lockbox Account, including, without limitation, all cash proceeds of any related security with respect to such Batch Receivable.

     "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Providers in effect on the date of the Agreement and described in Schedule II hereto, as modified from time to time with the consent of the Purchaser.

     "Daiwa Group" means (i) DH-2, the Program Manager and the Master Servicer and (ii) DH-2's agents and delegates identified from time to time to effectuate this Agreement.

     "Debt" means as to any Person (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property of services (other than trade payables in the ordinary course of business), (iv) all Capital Leases of such party, (v) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptance and similar instruments.

     "Defaulted Receivable" means a Batch Receivable (i) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V or (ii) which, consistent with the Credit and Collection Policy, would be written off the appropriate Provider's books as uncollectible.

     "Delinquency Ratio" means, as of the last Business Day of each month, a percentage equal to:

                                    DR / OPP

                  where:

                  DR= The Expected Net Value of all Purchased Receivables which became Delinquent Receivables in the four week period immediately prior to the date of calculation.

                  OPP= The average Outstanding Purchase Price (calculated as the arithmetic average of all daily balances) of all Purchased Receivables in the four week period immediately prior to the date of calculation.

     "Delinquent Receivable" means a Batch Receivable (a) that has not been paid in full on or following the 180th day following the Last Service Date thereof, or (b) that is a Denied Receivable.

     "Denied Receivable" has the meaning set forth in Section 4.01 hereto.

     "Depositary Agreement" means that certain Depositary Account Agreement, dated the date hereof, among each of the Providers, the Purchaser, DH-2 and the Lockbox Bank, in substantially the form attached hereto as Exhibit XII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     "DH-2" means Daiwa Healthco-2 LLC, a Delaware limited liability company.

     "Eligibility Criteria" has the meaning specified in the Loan Agreement as such Eligibility Criteria may be modified from time to time by DH-2 upon written notice to the Provider.

     "Eligible Receivables" has the meaning specified in the Loan Agreement.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by any Provider or any ERISA Affiliate, or with respect to which any of them have any liability.

     "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Batch Receivable specified therein.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which is under common control with any Provider within the meaning of ERISA or which is treated as a single employer with any Provider under the Internal Revenue Code of 1986, as amended.

     "Event of Termination" means any of the events specified in Exhibit V hereto.

     "Expected Net Value" means, with respect to any Batch Receivable, the gross unpaid amount of such Receivable on the Transfer Date therefor, times the Net Value Factor.

     "Facility Termination Date" means the earlier of (a) 36 months after the Initial Transfer Date (subject to an automatic extension of such date to equal the "Facility Termination Date" under the Loan Agreement) and (b) the occurrence of a Group-Wide Event of Termination and the delivery of notice with respect thereto, if required pursuant to Section 3.02 hereof, unless such event is waived by the Purchaser in writing.

     "Final Payment Date" means the first Settlement Date following the Settlement Period in which final collection has been received for all Purchased Receivables or such Purchased Receivables have become Denied Receivables or Defaulted Receivables.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or the rules and regulations of the Securities and Exchange Commission and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. 1395, et seq.), including payments under Medicare, Medicaid, and CHAMPUS/Champva, and payments administered or regulated by HCFA.

     "Group-Wide Event of Termination" has the meaning set forth in Exhibit V.

     "Group-Wide Providers" has the meaning set forth in Exhibit V.

     "Group-Wide  Servicer  Termination  Event"  has the  meaning  set  forth in
Section 1.05(b).

     "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HCFA" means the Health Care Financing Administration of the United States Department of Health and Human Services.

     "Indemnified Amounts" has the meaning set forth in Section 4.02 hereto.

     "Indemnified Party" has the meaning set forth in Section 4.02 hereto.

     "Initial Transfer Date" means the date of the initial purchase of Receivables hereunder.

     "Insurer" means any Person which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations and health maintenance organizations. "Insurer" includes insurance companies issuing health, personal injury, workers' compensation or other types of insurance but does not include any individual guarantors.

     "Last Service Date" means, with respect to any Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by the applicable Provider to the related patient.

     "LIBO Rate" has the meaning specified in the Loan Agreement.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Agreement" means the Loan and Security Agreement dated as of the date hereof between the Purchaser as borrower and DH-2 as Lender, as such agreement may be modified, supplemented or amended from time to time in accordance with its terms.

     "Lockbox   Bank"  means  KeyBank  as  lockbox  bank  under  the  Depositary
Agreement.

                 "Loss-to-Liquidation Ratio" means, as of the last Business Day of each month, a percentage equal to:

                                                     DR /C

                  where:

                  DR= The Expected Net Value of all Purchased Receivables which became Defaulted Receivables in the four week period immediately prior to the date of calculation.

                  C= Collections in the four week period immediately prior to the date of calculation.

     "Master Servicer" means RJE Data Processing, Inc., and any other Person then identified by the Program Manager to the Providers, or the Primary Servicer on behalf of the Providers, as being authorized to administer and service Receivables.

     "Material Adverse Effect" means any event, condition, change or effect that
(a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of (i) the Group-Wide Providers, (ii) the Primary Servicer on a consolidated basis, or (iii) the Purchaser, (b) materially impairs the ability of the Primary Servicer, the Group- Wide Providers or the Purchaser to perform its obligations under this Agreement, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Purchaser under this Agreement, or (d) changes, or could reasonably be expected to change, the characterization and treatment of the sales of Receivables under this Agreement as something other than a true sale.

     "Misdirected Payment" means any form of payment in respect of a Batch Receivable made in a manner other than to the Purchaser Lockbox, the Purchaser Lockbox Account, the Provider Lockboxes or the Provider Lockbox Accounts.

     "Multiemployer Plan" means a plan, within the meaning of ss. 3(37) of ERISA, as to which any Provider or any ERISA Affiliate contributed or was required to contribute within the preceding five (5) years.

     "Net Value Factor" means, initially, 0.85, and thereafter (i) the historical actual final collections received on the Provider's Receivables within 180 days of the Last Service Date of such Receivables, divided by (ii) the gross value of such Receivables.

     "New  Patient  Consent  Form" has the  meaning  set forth in clause  (i) of
Exhibit II hereto.

     "Notice" means a Notice to Governmental Entities or Notice to Insurers, as applicable.

     "Notice to Governmental Entities" means a notice letter on a Provider's corporate letterhead in substantially the form attached hereto as Exhibit VII-A.

     "Notice to Insurers" means a notice letter on a Provider's corporate letterhead in substantially the form attached hereto as Exhibit VII-B.

     "Obligor" means the Insurer or Governmental Entity, as applicable, who is responsible for the payment of all or any portion of a Receivable.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Primary Servicer" means Community Care of America, Inc., a Delaware corporation.

     "Primary Servicer Account" means account #2090001393229 of the Primary Servicer on behalf of the Providers at First Union National Bank of Florida, ABA #063 0000 21, 125 North Airport Road, Naples, FL 34104, or such other bank account designated by the Primary Servicer by written notice to the Providers, the Master Servicer, the Purchaser and the Program Manager from time to time, as the account for receipt of proceeds on behalf of the Providers.

     "Primary Servicer Responsibilities" has the meaning set forth in Section 1.05(b) hereto.

     "Primary Servicing Fee" means, with respect to any Purchased Batch, an amount equal to $8 multiplied by the number of Receivables in such Purchased Batch.

     "Program Manager" means (i) Daiwa Securities America Inc., or (ii) any other Person then identified by DH-2 to the Primary Servicer as being authorized to provide administrative services with respect to the Purchaser and the Purchaser's purchase, funding and collection of healthcare receivables.

     "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

     "Proposed Eligible Receivables" has the meaning set forth in Section 1.02 hereto.

     "Provider" or "Providers" has the meaning set forth in the preliminary statements hereto.

     "Provider Ancillary Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by private payors.

     "Provider  Ancillary  Lockbox  Account"  means  the  account  set  forth on
Schedule IV hereto in the name of the Providers and associated with the Provider Ancillary Lockbox established and controlled by the Providers to deposit Collections, including Collections received in the Provider Ancillary Lockbox and Collections received by wire transfer, all as more fully set forth in the Depositary Agreement.

     "Provider Government Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by Governmental Entities.

     "Provider  Government  Lockbox  Account"  means  the  account  set forth on
Schedule IV hereto in the name of the Providers and associated with the Provider Government Lockbox established and controlled by the Providers to deposit Collections, including Collections received in the Provider Government Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.

     "Provider Lockboxes" means, collectively, the Provider Ancillary Lockbox and the Provider Government Lockbox, or, as the context requires, either such lockbox.

     "Provider Lockbox Account" means, collectively, the Provider Ancillary Lockbox Account and the Provider Government Lockbox Account, or, as the context requires, either such lockbox account.

     "Purchase Price" means, with respect to Receivables in each Purchased Batch, (i) the aggregate Expected Net Value of the Receivables, minus (ii) 5%.

     "Purchased Batch" has the meaning set forth in Section 1.02(b) hereto.

     "Purchased Receivable" means a Receivable that has been purchased by the Purchaser.

     "Purchaser" has the meaning set forth in the preliminary statements hereto.

     "Purchaser Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by Insurers.

     "Purchaser Lockbox Account" means the lockbox account set forth on Schedule IV hereto associated with the Purchaser Lockbox established by the Purchaser to deposit Collections, including Collections received in the Purchaser Lockbox and Collections received by wire transfer directly from Insurers, all as more fully set forth in the Depositary Agreement.

     "Receivable Information" has the meaning set forth in Section 1.02 hereto.

     "Receivables" means all third-party reimbursable portions or third-party directly payable portions of healthcare accounts receivable, owing to a Provider (or in the case of Unbilled Receivables, to be owing), arising out of the rendition of medical, surgical, diagnostic or other professional medical services or nursing home services or the sale of medical products by a Provider, including all rights to reimbursement under any agreements with and payments from Obligors, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing and all proceeds of any of the foregoing,

     "Repurchase Price" means an amount equal to (x) the Purchase Price of such Denied Receivable, minus (y) any cash received from the Obligor in the Purchaser Lockbox Account with respect to such Denied Receivable, plus (z) interest on such amount calculated at the interest rate then in effect under the Loan Agreement (or the maximum rate legally permitted if less than such rate) on the average outstanding difference between clauses (x) and (y) from and including the Business Day following the Transfer Date of such Denied Receivable to the date the Repurchase Price is received by the Purchaser.

     "Servicer" means the Primary Servicer, if it is then authorized to perform the Primary Servicer Responsibilities pursuant to Section 1.05(b), or the Master Servicer, or any other Person then authorized hereunder to perform the Primary Servicer Responsibilities.

     "Servicer Termination Event" means any of the events specified in Exhibit IX hereto.

     "Settlement Date" means Tuesday of each week; or if such day is not a Business Day, the next succeeding Business Day; provided, that, if, following the occurrence of an Event of Termination, the Purchaser shall have selected a period shorter than one week as the Settlement Period, the Settlement Date shall mean the 5th Business Day following the end of each such Settlement Period.

     "Settlement Period" means the period beginning on Friday of each week and ending on the Friday of the following week; provided, that notwithstanding the foregoing, the first Settlement Period shall be the period from and including the Initial Transfer Date through December 20, 1996; and provided, further, that following the occurrence of an Event of Termination, the Purchaser may from time to time, by notice to the Provider, select a shorter period as the Settlement Period.

     "Subsidiary" means, with respect to any Provider, any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Provider.

     "Tangible Net Worth" means, with respect to any Person at any time, the sum of (i) such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less (ii) treasury stock, minus (iii) the book value of all assets classified as intangible under GAAP, including, without limitation, goodwill, deferred taxes, deferred financing costs, trademarks, trade names, patents, copyrights and licenses.

     "Total Collections" means, as to each Transferred Batch, the sum of all Collections, Repurchase Prices and Indemnified Amounts, but only to the extent that such Indemnified Amounts are received in lieu of Collections, distributed to and received by the Purchaser with respect thereto.

     "Transfer Date" means Tuesday of each week after the Initial Transfer Date, or if such day is not a Business Day, the next succeeding Business Day provided that there shall not be more than one Transfer Date in any single week, and, provided further that, each Transfer Date shall occur simultaneously with each Funding Date as defined in the Loan Agreement.

     "Transferred Batch" has the meaning set forth in Section 1.02 hereto.

     "Transmission" means, upon establishment of computer interface between the Provider and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface to the Master Servicer in a manner satisfactory to the Master Servicer.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

     "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant patient, and rights to payment therefor have accrued, but the invoice has not been rendered to the applicable Obligor.

     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

     1. Conditions Precedent on Initial Transfer Date. The purchase of a Purchased Batch under the Agreement on the Initial Transfer Date is subject to the conditions precedent that the Purchaser shall have received on or before the Initial Transfer Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

     (a) For each Provider and the Primary Servicer, a certificate issued by the Secretary of State of the state of such entity's (i) organization as to the legal existence and good standing of such entity and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (all of which certificates shall be dated not more than 20 days prior to the Initial Transfer
Date) or an opinion of counsel for such entity to such effect.

     (b) For each Provider and the Primary Servicer, certified copies of the charter and by-laws of such entity, certified copies of resolutions of the Board of Directors of such entity approving the Agreement, certified copies of all documents filed to register any assumed names of such entity, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

     (c) For each Provider and the Primary Servicer, a certificate of the Secretary or Assistant Secretary of such entity certifying the names and true signatures of the incumbent officers of such entity authorized to sign the Agreement and the other documents to be delivered by it hereunder.

     (d) (i) Certified copies of the balance sheets of the Primary Servicer and its Subsidiaries as at December 31, 1995, and for the prior 3 fiscal years and the related statements of income and expense and retained earnings of the Primary Servicer and its Subsidiaries for the fiscal year then ended, certified in a manner acceptable to the Purchaser by independent public accountants acceptable to the Purchaser and demonstrating that there has been no Material Adverse Effect and (ii) unaudited balance sheets of the Primary Servicer and its Subsidiaries for the fiscal quarter ended September 30, 1996 and the related statements of income and expense and retained earnings of the Primary Servicer and its Subsidiaries for such fiscal quarter then ended.

     (e) Acknowledgment or time stamped receipt copies of proper financing statements (showing each Provider as debtor/seller, the Purchaser as secured party/purchaser and DH-2 as assignee, and stating that the financing statements are being filed because UCC Section 9-102 does not distinguish between a sale and a secured loan for filing purposes) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

     (f) Acknowledgment or time stamped receipt copies of proper financing statements (showing each Provider as debtor and the Purchaser as secured party and DH-2 as assignee with respect to the grant by the Providers of a first priority security interest to the Purchaser in the Providers' Accounts, as contemplated by Section 4.04 of the Agreement) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect such security interest.

     (g)  Completed  requests  for  information,  dated on or before the Initial
Transfer Date, listing all effective financing statements filed in the jurisdictions referred to in subsections (e) and (f) above that name each Provider as debtor, together with copies of such other financing statements (none of which shall cover any Receivables).

     (h) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Provider in its Accounts.

     (i) Favorable opinions of such local counsels for the Providers as the Daiwa Group requests, substantially in the form attached hereto as Exhibit XI-A, and including a new form of patient consent form to be used by the Providers in such locales (the "New Patient Consent Forms"), and as to such other matters as the Daiwa Group requests.

     (j) A favorable opinion of Blass & Driggs, counsel for the Primary Servicer and the Providers, substantially in the form attached hereto as Exhibit XI-B.

     (k) Payment of $150,000 which sum is equal to the advisory fee payable by the Purchaser to Daiwa Securities America Inc.

     (l) Payment of all reasonable attorneys' fees and disbursements incurred by the Purchaser and the Daiwa Group.

     (m)  A  duly  executed   Depositary   Agreement,   together  with  evidence
satisfactory to the Purchaser that the Purchaser Lockbox, the Provider Lockboxes, the Purchaser Lockbox Account and the Provider Lockbox Accounts have been established.

     (n) Copies of all Notices required pursuant to Article II of the Agreement, together with evidence satisfactory to the Purchaser that such Notices have been or will be delivered to the addressees thereof.

     (o) A copy of each new form of invoice from each Provider showing the proper Provider Lockbox or Purchaser Lockbox as the remittance address.

     (p) A copy of all of the Providers' existing forms of patient consents which were signed by each patient for which the currently existing Receivables were created, as well as a copy of each New Patient Consent Form to be signed by each patient for which a Receivable will be created on or after the Initial Funding Date, which consents authorize certain demographic and medical information with respect to such patient to be disclosed by each Provider to its servicing agents and by such servicing agents to any third party obligors thereon, certified by an officer of each Provider, or the Primary Servicer on behalf of the Providers, as being true, complete, correct and the only consent forms presently in effect.

     2. Conditions Precedent on All Transfer Dates. Each purchase of a Purchased Batch on a Transfer Date (including the Initial Transfer Date) shall be subject to the further conditions precedent that the Provider and the Purchaser shall have agreed upon the terms of such purchase and also that:

     (a) Each Provider shall have delivered to the Purchaser or the Master Servicer, as the case may be, on or prior to such Transfer Date, in form and substance satisfactory to the Purchaser:

     (i) completed Receivable Information with respect to each Proposed Eligible Receivable (such Receivable Information having been delivered on or prior to the most recent Batching Time preceding such Transfer Date), together with such additional information as may reasonably be requested by the Purchaser or the Master Servicer; and

     (ii) to the extent not previously provided, executed Notices to each Obligor responsible for the payment of any of the Batch Receivables to be purchased on such Transfer Date, directing such Obligors to make payment to the address and account designated in the Notices, as set forth in Article II hereof, together with evidence that such Notices have been delivered to such Obligors.

     (b) On each such Transfer Date the following statements shall be true (and acceptance of the proceeds of such purchase by the Primary Servicer on behalf of the Providers shall be deemed a representation and warranty by each Provider that such statements are then true):

     (i) the representations and warranties contained in Exhibit III are correct on and as of the date of such purchase as though made on and as of such date except to the extent made with respect to an earlier date, and

     (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Group-Wide Event of Termination or that would constitute a Group-Wide Event of Termination but for the requirement that notice be given or time elapse or both.

     (c) The Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

     Each of the Providers and the Primary Servicer represents and warrants as follows:

     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation as set forth on
Schedule V hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

     (b) The execution, delivery and performance by it of the Agreement and the other documents to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) its charter or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interest created by the Agreement. The Agreement has been duly executed and delivered by it. It has furnished to the Purchaser a correct and complete copy of its certificate of incorporation and by-laws, including all amendments thereto.

     (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by it of the Agreement or any other document to be delivered thereunder.

     (d) The Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

     (e) It has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Insurers, Governmental Entities, accreditation agencies and any other Person (including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs), necessary or required for it (i) to own the assets (including Receivables) that it now owns, (ii) to carry on its business as now conducted, except where failure to have such permits, licenses, agreements with third-party payors, accreditation and certifications (including, without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs) would not have a Material Adverse Effect.

                                      III-1

     (f) It has not been notified by any Insurer, Governmental Entity or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party except as disclosed in
Schedule III hereto.

     (g) As of the Initial Transfer Date, all conditions  precedent set forth in
Exhibit II have been fulfilled or waived in writing by the Purchaser, and as of each Transfer Date, the conditions precedent set forth in paragraph 2 of such
Exhibit II shall have been fulfilled or waived in writing by the Purchaser.

     (h) The balance sheets of the Primary Servicer and its Subsidiaries as at December 31, 1995, and as at September 30, 1996 and the related statements of income and expense, cash flows and retained earnings of the Primary Servicer and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Primary Servicer and its Subsidiaries as at such date and the results of the operations of the Primary Servicer and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since December 31, 1995 there has been no change resulting in a Material Adverse Effect.

     (i) There is no pending or, to the Primary Servicer's knowledge, threatened action or proceeding or injunction, writ or restraining order affecting the Primary Servicer or any of its Subsidiaries before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, and the Primary Servicer or any Subsidiary is not currently the subject of, and has no present intention of commencing, an insolvency proceeding or petition in bankruptcy.

     (j) Each Provider is the legal and beneficial owner of the Receivables in each Transferred Batch free and clear of any Lien (other than any Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to the Purchaser, in its sole discretion); upon each purchase or contribution of a Transferred Batch, the Purchaser shall acquire valid ownership of each Receivable in such Transferred Batch and in the Collections with respect thereto prior to all other Liens thereon. No effective financing statement or other instrument similar in effect covering any Receivable or the Collections with respect thereto is on file in any recording office, except those filed in favor of the Purchaser, DH-2 or any permitted assignee of DH-2 relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement remains in effect with respect to any Obligor.

     (k) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided by the Primary Servicer or any Provider to the Daiwa Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                                      III-2

     (l) The principal place of business and chief executive office of each Provider and the office where such Provider keeps its records concerning the Receivables are located at the respective address referred to on the signature pages of the Agreement and there have been no other such locations for the four immediately prior months.

     (m) Each purchase of a Purchased Batch will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

     (n) Each Receivable included in a Purchased Batch is, as of the Transfer Date of such Purchased Batch, an Eligible Receivable.

     (o) The provisions of the Agreement create, on the Initial Transfer Date, legal and valid liens in all of the Accounts owned or held by the Providers (other than the Batch Receivables that have been sold to the Purchaser pursuant to the provisions of the Agreement) in the Purchaser's favor, and when all proper filings and other actions necessary to perfect such liens have been completed, will constitute a perfected and continuing lien on all of the Accounts owned or held by the Providers (other than the Batch Receivables that have been sold to the Purchaser pursuant to the provisions of the Agreement), having priority over all other liens on such Accounts of the Providers, enforceable against each Provider and all third parties.

     (p) All required Notices have been prepared and delivered to each applicable Governmental Entity and Insurer, and all invoices now bear only the appropriate remittance instructions for payment direction to the Purchaser Lockbox, the Purchaser Lockbox Account, the appropriate Provider Lockbox or the appropriate Provider Lockbox Account, as the case may be.

     (q) No Provider has changed its principal place of business or chief executive office in the last five years.

     (r) The exact name of each Provider is as set forth on the signature pages of the Agreement and, except as set forth on such signature page, such Provider has not changed its name in the last five years and, except as set forth opposite such Provider's name on Schedule V hereto, during such period such Provider has not used, nor does such Provider now use, any other fictitious, assumed or trade name.

     (s) The Provider Lockbox Accounts are the only lockbox accounts maintained by the Providers with respect to Eligible Receivables.

     (t) With respect to itself or any of its Subsidiaries, since the Transfer Date prior to the making of this representation, there exists no event which has or is reasonably likely to have a Material Adverse Effect.


                                      III-3

     (u) It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over any Provider which could have a Material Adverse Effect.

     (v) It has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings. No tax lien has been filed and is now effective against it or any of its Properties, except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its knowledge, there are no pending investigations of it by any taxing authority or any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement.

     (w) It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales of Receivables hereunder are made in good faith and without intent to hinder, delay or defraud its present or future creditors.

     (x) The Provider Government Lockbox is the only post office box and the Provider Government Lockbox Account is the only lockbox account maintained by the Providers for Receivables, the Obligors of which are Governmental Entities; and no direction of any Provider is in effect directing Obligors to remit payments on Proposed Eligible Receivables or Batch Receivables other than to the applicable Purchaser Lockbox, Purchaser Lockbox Account, Provider Lockbox, or Provider Lockbox Account.

     (y) Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

     (z) To its knowledge, there are no pending civil or criminal investigations by any Governmental Entity involving it or its officers or directors and neither it nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

     (aa) The primary business of each Provider is the provision of healthcare services, merchandise and/or equipment.

     (bb) The assets of each Provider are free and clear of any liens in favor of the Internal Revenue Service, any Employee Benefit Plan or the PBGC other than inchoate tax liens resulting from an assessment of such Provider.

     (cc) With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified

                                      III-4
by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid liability for any Employee Benefit Plan.

     (dd) None of the Proposed Eligible Receivables or Batch Receivables constitutes or has constituted an obligation of any Subsidiary, parent or other Person which is its Affiliate.

     (ee) The Obligor of each Proposed Eligible Receivable and each Batch Receivable has not been the Obligor of any Defaulted Receivables in the past 12 months (other than, for the purpose of this clause, as a result of good faith disputes).

     (ff) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

     (gg) It has, or has the right to use, valid provider identification numbers and licenses to generate the Receivables.

     (hh) It shall treat each sale of Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes and shall treat each contribution of Receivables hereunder as a contribution for federal and state income tax, reporting and accounting purposes.

     (ii) It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     (jj) With respect to each Transferred Batch, each Provider shall receive, for its own capital account, its proportional share (based on such Provider's portion of the Receivables contributed to the Purchaser) of the aggregate Expected Net Value of the Transferred Batch.

     (kk) Each Receivable that is an Unbilled Receivable will be, or has been, billed to the Obligor of such Receivable within 45 days of the Last Service Date.

     (ll) Commencing January 1, 1997, only the New Patient Consent Forms are being obtained from each patient and resident receiving services from the Providers.


                                      III-5

                                   EXHIBIT IV

                                    COVENANTS

     Until the later of the Facility Termination Date and the Final Payment Date, each Provider agrees as follows:

     (a) Compliance with Laws, etc. It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect.

     (b) Offices, Records and Books of Account. It will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at the address set forth under its name on the signature pages to the Agreement or, upon 30 days' prior written notice to the Purchaser, at any other locations in jurisdictions where all actions reasonably requested by the Purchaser or otherwise necessary to protect and perfect the Purchaser's interest in the Receivables have been taken and completed. It shall keep its books and accounts in accordance with generally accepted accounting principles and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold to the Purchaser and the security interest of the Purchaser in its Accounts not sold to the Purchaser. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Batch Receivables (including, without limitation, records adequate to permit the daily identification of each Batch Receivable and all Collections of and adjustments to each existing Batch Receivable) and for providing the Receivable Information.

     (c) Performance and Compliance with Contracts and Credit and Collection Policy. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the contracts related to the Batch Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Batch Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. It shall not do anything to impede or interfere with the collection by the Purchaser or the Master Servicer, on behalf of the Purchaser, of the Batch Receivables.

     (d) Notice of Breach of Representations and Warranties. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Purchaser and the Master Servicer of any breach of covenants or representations and warranties hereunder, including, without limitation, upon discovery that a Receivable ceases to be an Eligible Receivable.

     (e) Sales, Liens, etc. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, its Accounts, or upon or with respect to any account to which any Collections of any Batch Receivable are sent, or assign any right to receive income in respect thereof except (i) it may grant a Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to DH-2, in its sole discretion and (ii) those Liens in favor of the Purchaser, DH-2 or any assignee of DH-2 relating to the Agreement.

     (f) Extension or Amendment of Batch Receivables. It shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable except in accordance with the Credit and Collection Policy.

     (g) Change in Business or Credit and Collection Policy. It will not make any change in the Credit and Collection Policy or make any change in the character of its business that, in either event, could result in a Material Adverse Effect. It will not make any other material changes in the Credit and Collection Policy without the prior written consent of the Purchaser.

     (h) Audits and Visits. It will, at any time and from time to time during regular business hours as requested by the Purchaser, permit the Purchaser, or its agents or representatives (including the Master Servicer), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Batch Receivables including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Batch Receivables or its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. It shall permit the Master Servicer to have at least one agent or representative physically present in its administrative office during normal business hours to assist it in performing its obligations under the Agreement, including its obligations with respect to the collection of Batch Receivables pursuant to Article I of the Agreement.

     (i) Change in Payment Instructions. It will not terminate the Provider Lockboxes, the Provider Lockbox Accounts, the Purchaser Lockbox or the Purchaser Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to Receivables to be made to it, the Purchaser or the Master Servicer, except upon the prior and express direction of the Program Manager or the Purchaser.

     (j) Reporting Requirements. It will provide to the Purchaser (in multiple copies, if requested by the Purchaser) the following:

     (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Primary Servicer, consolidated balance sheets of the Primary Servicer and its Subsidiaries as of the end of such quarter and consolidated statements of income, cash flows and retained earnings of the Primary Servicer and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Primary Servicer;

     (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Primary Servicer, a copy of the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for the Primary Servicer and its Subsidiaries, containing financial statements for such year audited by KPMG Peat Marwick LLP or other independent public accountants acceptable to the Purchaser;

     (iii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Primary Servicer, an officer's certificate as to its performance under and compliance with this Agreement during the preceding quarter;

     (iv) on or before the 15th of each month, monthly and year-to-date statistical and financial reports, including volume and time business reports (to be requested by the Purchaser) and unaudited consolidated profit and loss reports, from the chief financial officer of the Primary Servicer;

     (v) promptly and in any event within ten days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Primary Servicer setting forth details of such Event of Termination or event, and the action that it or such applicable Provider has taken and proposes to take with respect thereto;

     (vi) promptly after the sending or filing thereof, copies of all reports and registration statements that the Primary Servicer or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange and official statements that the Primary Servicer or any Subsidiary files with respect to the issuance of tax-exempt indebtedness and after an Event of Termination or Servicer Termination Event, copies of all reports (if any) that the Primary Servicer or any Subsidiary sends to any of its security holders;

     (vii) promptly after the filing or receiving thereof, copies of all reports and notices that the Primary Servicer or any Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Primary Servicer or any Affiliate receives from any of the foregoing or from any Multiemployer Plan to which the Primary Servicer or Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Primary Servicer and/or any such Affiliate in excess of $10,000;

     (viii) at least ten Business Days prior to any change in any Provider's name, a notice setting forth the new name and the proposed effective date thereof;

     (ix) promptly (and in no event later than one Business Day following actual knowledge or receipt thereof), written notice in reasonable detail, of (w) any Lien asserted or claim made against a Batch Receivable, (x) the occurrence of a Servicer Termination Event, (y) the occurrence of any other event which could have a Material Adverse Effect on the value of a Batch Receivable or on the interest of the Purchaser in a Batch Receivable or (z) the results of any cost report or similar audits being conducted by any federal, state or county Governmental Entity or its agents or designees;

     (x) at least 30 days prior to the commencement of each fiscal year, a consolidated and consolidating operating plan (together with a complete statement of the assumptions on which such plan is based) of the Primary Servicer and its Subsidiaries approved by its Board of Directors, which shall include monthly budgets for the prospective year in reasonable detail acceptable to the Purchaser and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

     (xi) promptly upon receipt thereof, a copy of any management letter or written report submitted to the Primary Servicer by independent certified public accountants with respect to the Subsidiaries, business, condition (financial or otherwise), operations, prospects, or Properties of the Primary Servicer;

     (xii) no later than five (5) days after the commencement thereof, written notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Provider which, if determined adversely to such Provider, could have a Material Adverse Effect;

     (xiii) promptly after the furnishing thereof, copies of any statement or report furnished by a Provider to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Purchaser pursuant to this Agreement;

     (xiv) as soon as possible and in any event within five (5) days after becoming aware of the occurrence thereof, written notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

     (xv) as soon as available, (A) one copy of each financial statement, report, notice or proxy statement sent by the Primary Servicer or any of its Subsidiaries to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Primary Servicer or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and (C) all press releases and other statements made available by the Primary Servicer to the public concerning developments in the business of the Primary Servicer or any Subsidiary;

     (xvi) within the sixty (60) day period prior to the end of each fiscal year of the Primary Servicer, a report satisfactory in form to the Purchaser, listing all material insurance coverage maintained as of the date of such report by the Primary Servicer and its Subsidiaries and all material insurance planned to be maintained by the Primary Servicer and its Subsidiaries in the subsequent fiscal year; and

     (xvii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Primary Servicer or any Subsidiary as the Purchaser may from time to time reasonably request.

     (k) Notice of Proceedings; Overpayments. The Primary Servicer shall promptly notify the Master Servicer in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Batch Receivable. The Primary Servicer shall cause each Provider to make any and all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to any Provider against any amounts the Obligors owe on any Batch Receivables.

     (l) Officer's Certificate. On the date the financial statements referred to in clause (ii) above are to be delivered in each fiscal year after the Initial Transfer Date, the chief financial officer of each Provider shall deliver a
certificate  to  the  Purchaser,   stating  that,  as  of  such  date,  (i)  all
representations and warranties are true and correct, (ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Purchaser, and (iii) no Group-Wide Event of Termination exists and is continuing.

     (m) Further Instruments, Continuation Statements. Each
Provider shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete transfer of ownership of the Batch Receivables, or to enable the Purchaser or the Program Manager to exercise or enforce the rights of the Purchaser hereunder or under the Batch Receivables. Without limiting the generality of the foregoing, each Provider will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. Each Provider hereby authorizes the Program Manager or its designees, upon two Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Batch Receivables now existing or hereafter arising without the signature of such Provider where permitted by law. If a Provider fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Providers.

     (n) Taxes. The Providers shall pay any and all taxes relating to the transactions contemplated under this Agreement, including but not limited to the sale, transfer and assignment of each Batch Receivable.

     (o) Deviation from Terms of Batch Receivable, etc. No Provider shall, without the prior written consent of the Purchaser:

     (i) other than in connection with the repurchase of a Denied Receivable, compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend, or otherwise modify, or permit or agree to any deviation from, the terms and conditions of any Batch Receivable, or materially or adversely amend, modify or waive any term or condition of any contract related thereto;

     (ii) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Batch Receivable or (y) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in a Provider's records;

     (iii) materially or adversely alter or modify (x) its claims processing system, or (y) its third party billing system, as applicable; or

     (iv) change, modify or rescind any direction contained in any invoice or previously delivered Notice.

     (p) Purchaser's Ownership of Batch Receivables. It shall not prepare or permit to be prepared any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with the Purchaser's ownership of the Batch Receivables.

     (q) Merger, Consolidation. It shall not merge with or into or consolidate with or into, another Person, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired).

     (r) No "Instruments". It shall not take any action which would allow, result in or cause any Transferred Batch or Batch Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

     (s) Master Servicer Certificate. On or before the thirtieth calendar day after the Initial Transfer Date, the Purchaser shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

     (t) Implementation of New Patient Consent Forms. As soon as possible after the Initial Transfer Date and in any event no later than December 31, 1996, the Purchaser shall receive a certificate from an officer of each Provider stating that the New Patient Consent Forms are the only forms being used by such Provider and that all reasonable steps have been and are being taken to obtain New Patient Consent Forms from patients and residents currently being provided services by such Provider.

     (u) Deviation from New Patient Consent Form. No Provider shall, without the prior written consent of the Purchaser, substitute, alter, modify or change in any way the New Patient Consent Form applicable to it.

     (v) Implementation of New Invoices. Each Provider shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Initial Transfer Date contain only the remittance instructions required under Article II of this Agreement.

     (w) Assumed Name Certificates. On or before December 31, 1996, the Purchaser shall receive copies of all certificates filed by the Providers in each applicable jurisdiction regarding the use of each of the trade names set forth opposite each Provider's name on Schedule V attached hereto.

                                    EXHIBIT V

                              EVENTS OF TERMINATION

     Each of the following shall be an "Event of Termination" with respect to each individual Provider and, if any Event of Termination relates either (in each case, a "Group-Wide Event of Termination") to the Primary Servicer or to Providers responsible in the aggregate for the sale or contribution to the Purchaser of more than 25% of the Batch Receivables (whether or not purchased) in the prior 90 days (or the number of days from the date of the Agreement to the date of such Event of Termination, if less than 90 days) ("Group-Wide Providers"), such Event of Termination shall relate to each Provider:

     (a) The Servicer,  in its capacity as agent for the  Purchaser  pursuant to
Section 1.05(b), shall fail to perform or observe any term, covenant or agreement included in the Primary Servicer Responsibilities (other than a Servicer Termination Event resulting from the events described in paragraph (g) of this Exhibit) and such failure shall remain unremedied for fifteen (15) days, or the Servicer or any Provider shall fail to make when due any payment or deposit to be made by it under the Agreement.

     (b) Any Provider or the Servicer (i) fails to transfer any servicing rights and obligations with respect to the Batch Receivables to any successor designated pursuant to Section 1.05(b) of the Agreement, (ii) fails to make any payment required under the Agreement (unless such payment obligation has been fulfilled in full pursuant to the Purchaser's set-off rights under Section 4.03 of the Agreement) or (iii) sends a "Revocation Order" (as defined in the Depositary Agreement) or makes any change or replacement in the "Standing Revocable Instruction" (as defined in the Depositary Agreement).

     (c) Any representation or warranty (other than those representations and warranties (i) with respect to the purchase of Receivables that are covered by paragraph (f) of this Exhibit and (ii) with respect to Batch Receivables, the Repurchase Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of this Agreement within five Business Days following demand therefor) made or deemed made by a Provider under or in connection with the Agreement or any information or report delivered by a Provider pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

     (d) Any Provider fails to perform or observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for three Business Days after the earlier of (i) the discovery thereof by such Provider and (ii) written notice thereof shall have been given to such Provider or the Primary Servicer by the Purchaser; unless such Provider is removed as a Provider in accordance with
Section 5.19(b) after the earlier of clauses (i) and (ii).

     (e) Any Provider or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

     (f) Any purchase of a Purchased Batch pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected ownership interest in each Batch Receivable in such Purchased Batch and the Collections with respect thereto free and clear of all Liens (other than Liens referred to in clauses (i) and (ii) of paragraph (e) of Exhibit IV) unless, as to any such Batch Receivable, the Repurchase Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of the Agreement within five Business Days following demand therefor.

     (g) Any Provider or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against a Provider or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or a Provider or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this paragraph (g).

     (h) As of any date of determination, any Provider is found to have been overpaid by Governmental Entities by 8% or more during any period covered by an audit conducted by the HCFA and such overpayment is not repaid within 30 days of the earlier of receipt of a notice by, or the knowledge of, such Provider.

     (i) There shall have occurred any Material Adverse Effect since September 30, 1996.

     (j) A Provider or the Primary Servicer shall have consummated, or have entered into any transaction which shall result in the consummation of (i) the merger or consolidation of such

Provider or the Primary Servicer, (ii) the acquisition of all or a substantial portion of the assets of any Person, (iii) the transfer, sale, assignment, lease or other disposition of all or a substantial portion of such Provider's or the Primary Servicer's assets or Properties, (iv) a change in the general nature of such Provider's or the Primary Servicer's business, or (v) the sale of a controlling interest, directly or indirectly, in such Provider or the Primary Servicer.

     (k) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Providers in excess of $500,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more.

     (l) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of a Provider other than a Lien (i) that is limited by its terms to assets other than Receivables and (ii) that does not result in a Material Adverse Effect.

     (m) Any Provider does not maintain, keep, and preserve all of its Properties necessary or useful in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

     (n) Any Provider does not pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property.

     (o) Any Provider does not keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this Subsection (o) shall provide that it will not be canceled, amended, or reduced except after not less than thirty (30) days' prior written notice to the Purchaser and DH-2 and shall also provide that the interests of the Purchaser shall not be invalidated by any act or negligence of a Provider. Any Provider does not advise the Purchaser promptly of any policy cancellation, reduction, or amendment. Any insurance policy for property, casualty, liability and business interruption coverage for a Provider does not name DH-2 as assignee of the Purchaser as loss payee (as the Purchaser's interests may appear) or an additional insured, as appropriate.

     (p) Any Provider does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.

     (q) Any Provider does not comply in all material respects with (i) any document directly relating to the responsibilities of such Provider under the Agreement or (ii) any agreement, contract, or instrument that results in a Material Adverse Effect.

     (r) Any Provider does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

     (s) Any Provider engages in any line or lines of business activity other than the businesses in which it is engaged on the date hereof.

     (t) The Loss-to-Liquidation Ratio in any four consecutive calendar weeks to exceeds 5%.

     (u) The Delinquency Ratio in any four consecutive calendar weeks to exceeds 10%.

     (v) An "Event of Default" (as defined in the Loan Agreement) shall occur under the Loan Agreement.

     (w) Any provision of this Agreement shall for any reason cease to be valid and binding on a Provider or a Provider shall so state in writing.

                                   EXHIBIT VI

                             RECEIVABLE INFORMATION

                  The following information shall, as appropriate, be provided by each Provider to the Master Servicer with respect to each Batch Receivable, together with such other information and in such form as may reasonably be requested from time to time by the Master Servicer and as, in accordance with applicable law, may be disclosed and/or released to the Master Servicer (the "Receivable Information"):

     (i) patient demographic information;

     (ii) insured party demographic and other policy-related information;

     (iii) Provider services classification information (i.e., D.R.G. and other like information established by the Provider from time to time to classify services rendered at the Provider's institution);

     (iv) Obligor required information (i.e., information provided in the ordinary course of business to any specified Obligor or any other information required to be provided to an Obligor pursuant to any agreement, contract or other arrangement with such Obligor); and

     (v) billing information (i.e., all information provided by the Provider on invoices to Obligors and any other information required to be provided pursuant to the Credit and Collection Policy and, to the extent the Transmission will not be via computer interface, including a copy of the admitting face sheet, HCFA Form and a detailed copy of the bill).

                                  EXHIBIT VII-A

                     FORM OF NOTICE TO GOVERNMENTAL ENTITIES

                     [Letterhead of the applicable Provider]
                                                                         [Date]
[Name and Address
of Governmental Entity]

                  Re:      Change of Account and Address

To Whom it May Concern:

     Please be advised that we have opened a new bank account at _____________ and a post-office box with respect to such bank account. Accordingly, until further notice, we hereby request that:

                  (1)   All wire transfers be made directly into our account at:

                        ======================
                        ----------------------
                        Account #_______________
                        ABA #_____________________
                        Confirm Phone Number:  _______________
                        Attention:  ___________________

                  (2) All Explanations of Benefits, remittance advices and other forms of payment, including checks, be made to our post office box located at:

                        =================
                        -----------------
                        Reference: Account #____________

                  Thank you for your cooperation in this matter.

                              [Applicable Provider]

                             By:____________________
                                [Authorized Officer]



                                     VII-A-1

                                  EXHIBIT VII-B

                           FORM OF NOTICE TO INSURERS

                     [Letterhead of the applicable Provider]
                                                                  [Date]
[Name and Address
of Insurer]

                  Re:      Change of Account and Address

To Whom it May Concern:

     Please be advised that we (the "Provider") are selling and contributing to CCA Funding LLC (the "Purchaser"), an affiliated company, our existing and future receivables payable by you to us; and the Purchaser is assigning the aforementioned existing and future arising receivables as collateral to Daiwa Healthco-2 LLC (the "Lender"). Accordingly, you are hereby directed to make:

                  (1)      All wire transfers directly to the following account:

                           =======================
                           -----------------------
                           Account #_______________
                           ABA #_____________________
                           Confirm Phone Number:  _______________
                           Attention:  ___________________

                  (2) All Explanation of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                           ======================
                           Reference:  DAIWA HEALTHCO-2 LLC

     The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by the Purchaser.




                                     VII-B-1

     Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.

                  Thank you for your cooperation in this matter.

                                            [Applicable  Provider]


                                            By:____________________
                                               [Authorized Officer]


CCA FUNDING LLC


By:____________________
   [Authorized Officer]

Receipt Acknowledged:
[Name of Insurer]


By:  ____________________
         Title:

                                     VII-B-2

                                  EXHIBIT VIII

                        PRIMARY SERVICER RESPONSIBILITIES

     Each Provider shall be responsible for the following
administration and servicing obligations (the "Primary Servicer Responsibilities") which shall be performed by the Primary Servicer on behalf of the Providers until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 1.05(b) of the Agreement:

     (a) Servicing Standards and Activities. Each Provider agrees to administer and service the Batch Receivables sold or contributed by such Provider in each Transferred Batch (i) to the extent consistent with the standards set forth in clauses (b) (i) through (iv) below, with the same care that it exercises in administering and servicing similar receivables for its own account, (ii) within the parameters of services set forth in paragraph (b) of this Exhibit VIII, as such parameters may be modified by mutual written agreement of the Purchaser and the Providers, (iii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and (iv) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this Exhibit VIII in which case the provisions of paragraph (b) shall control. The Providers shall establish and maintain electronic data processing services for monitoring, administering and collecting the Batch Receivables in accordance with the foregoing standards and shall, within three (3) Business Days of the deposit of any checks, other forms of cash deposits, EOB's or other written matter into a Lockbox, post such information to its electronic data processing services.

     (b) Parameters of Primary Servicing. The Primary Servicer Responsibilities shall be performed within the following parameters:

     (i) Subject to the review and authority of the Purchaser and except as otherwise provided herein, each Provider shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Batch Receivables. Without limiting the generality of the foregoing, each Provider shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement. Each Provider agrees that the Primary Servicing Fee has been calculated to cover all costs and expenses incurred in the performance of its servicing obligations hereunder and no other reimbursement of costs and expenses shall be payable to the Servicer.

     (ii) A Provider shall not be entitled to sue to enforce or collect any Batch Receivable without the prior written consent of the Purchaser unless such Provider shall have repurchased such Batch Receivable in accordance with the Agreement.

                                     VIII-1

     (iii) No Provider shall change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Purchaser.

     (iv) Each Provider will be responsible for the monitoring and collection of the Batch Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Batch Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.

     (v) If a Provider determines that a payment with respect to a Batch Receivable has been received directly by a patient or any other Person, such Provider shall promptly advise the Purchaser, and the Purchaser shall be entitled to presume that the reason such payment was made to such patient or other Person was because of a breach of representation or warranty in the Agreement with respect to such Batch Receivable (such as, by way of example, the forms related to such Batch Receivable not being properly completed so as to provide for direct payment by the Obligor to such Provider), unless such Provider shall demonstrate that such is not the case. In the case of any such Batch Receivable which is determined not to be a Denied Receivable, each Provider shall promptly demand that such patient or other Person remit and return such funds. If such funds are not promptly received by the applicable Provider, such Provider shall take all reasonable steps to obtain such funds.

     (vi) Notwithstanding anything to the contrary contained herein, no Provider may amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable in any material respect without the prior consent of the Purchaser.

     (c) Aged Term Servicing. The parties hereby agree that at such time as any Batch Receivable is unpaid for more than 120 days after the Last Service Date, the applicable Provider shall, upon the request of the Purchaser, turn over all of its Primary Servicer Responsibilities under this Agreement with respect to such Batch Receivable to a successor servicer selected by the Purchaser, and such servicer shall thereafter service such Batch Receivable.

     (d) Termination of Primary Servicer Responsibilities; Cooperation. Upon the occurrence of a Servicer Termination Event, the Purchaser may, by written notice, terminate each Provider's Primary Servicer Responsibilities, in which event the Providers shall immediately transfer to a successor servicer designated by the Purchaser all records, computer access and other information as shall be necessary or desirable, in the judgment of such successor servicer, to perform such responsibilities. The Providers shall otherwise cooperate fully with such successor servicer.

     (e) Primary Servicing Fee. Upon the transfer of servicing with respect to any Purchased Receivable pursuant to this Agreement, the Providers shall no longer be paid the Primary Servicing Fee relating to such Purchased Receivables, which will be paid to the successor Person performing the Primary Servicer Responsibilities.

                                     VIII-2

                                   EXHIBIT IX

                           SERVICER TERMINATION EVENTS

         Each of the following shall be a "Servicer Termination Event":

                  (a) An event has occurred and is continuing that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

                  (b) The Servicer is not performing, or becomes unable (in the commercially reasonable determination of the Purchaser) to perform, fully the Primary Servicer Responsibilities set forth in Exhibit VIII hereof.

                  (c) A Provider is unable to maintain the Transmission interface described in Exhibit X to the complete satisfaction of the Master Servicer, or the electronic information servicing capabilities of a Provider are not functioning for a period of more than three consecutive Business Days.

                  (d) Any Provider has sent multiple Transmissions to the Master Servicer in a manner that is not in compliance with the specifications set forth in Exhibit X hereof.

                  (e) The Purchaser, in its sole judgement, which judgment shall be commercially reasonable, is not satisfied with the performance by any Provider of the Primary Servicer Responsibilities or the Servicer on behalf of the Providers with respect to the Batch Receivables.

                  (f) If, at any date, the aggregate Expected Net Value of all Delinquent Receivables that became Delinquent during the prior 3 months is in excess of 20% of the aggregate Expected Net Value of all Receivables sold by the Providers to the Purchaser during the prior 3 months (regardless of whether the Denied Receivables are repurchased by the Providers pursuant to Article IV of the Agreement).

                  (g) As of any date after the Initial Transfer Date, (i) the dollar-weighted average days outstanding with respect to all outstanding Batch Receivables on such date and on the same day of each of the two preceding calendar months (or if there is no corresponding day in any such preceding month, the last day of such month) is greater than 65 days, or (ii) the average over the preceding 90- day period of the dollar-weighted average days outstanding with respect to all outstanding Batch Receivables on each day during such period is greater than 60 days.

                  (i) As of any date, after the Initial Transfer Date more than 25% of all outstanding Batch Receivables (excluding Denied Receivables) are aged more than 120 days but less than 180 days from the respective Last Service Dates of such Batch Receivables.

                  (j) As of any date, Collections on all Batch Receivables that have been liquidated or written off during the then most recent 13 week period, are less than 50% of the aggregate gross value (billed amount) of such Batch Receivables.

                                    EXHIBIT X

               INTERFACE BETWEEN MASTER SERVICER AND THE PROVIDERS

1. The Master Servicer will convey appropriate data requirements and instructions to the Providers to establish a computer interface between the Providers' systems and the Master Servicer's receivables monitoring system. The interface will permit the Master Servicer to receive electronically the Providers' accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.

2. The Providers shall give the Master Servicer and the Purchaser at least ten Business Days' notice of any coding changes or electronic data processing system modifications made by any Provider which could affect the Master Servicer's processing or interpretation of data received through the interface.

3. The Master Servicer shall have no responsibility to return to a Provider any information which the Master Servicer receives pursuant to the computer interface.

4. Each Provider will prepare daily accounts receivable data files of all transaction types for all of the Providers' sites that are included in the funding program. The weekly cutoff will occur at a predetermined time each week, and the weekly cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week, or in other words, at the end of the Providers' transaction posting process for that day. Each Provider will temporarily maintain a copy of the accounts data files in the event that the data is degraded during transmission, and needs to be re-transmitted.

         The Master Servicer will be responsible for the management of the hardware, communications and software used in the funding transaction.

5. The Master Servicer's data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Providers so that the Receivable file can be re-transmitted, if necessary.

6. Once the receipt of the Receivable data has been confirmed, the Master Servicer will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria for purchase by the Purchaser. Compliance with concentration limits will be verified and the Master Servicer will notify the Program Manager to initiate a Receivable purchase using the Receivable file received. Upon the successful completion of a purchase, the Master Servicer will generate a one-line trial balance (listing all purchased accounts) confirming the Receivables that have been purchased. A copy of the trial balance will be forwarded to each

         Provider, to the Primary Servicer, to the Purchaser and to the Program Manager to confirm the purchase.

7. The Providers' sites will continue to post daily transactions to their respective Receivable files. The Providers' Receivable files for each of the eligible sites will include all transactions posted through that day. The Providers will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Providers' systems through the end of business of the specified period.

         Each Provider will transmit the billing, transaction, and the most current Receivable data files to the Master Servicer's data center according to the established schedule. The Providers and the Primary Servicer should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.

8. The Master Servicer's data center will confirm that the files have been received intact, and will immediately communicate any problems to the Providers in order to initiate a re- transmission. The Master Servicer will then post the transaction files to the accounts receivable for the previously purchased accounts that the Master Servicer is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Master Servicer will generate summary reports of the posting process that the Program Manager will use to complete various funding activities. The Master Servicer summary reports will reference the Providers' transaction codes and activity to codes that are common to the funding program.

9. The Master Servicer will then compare the updated accounts balances on the Master Servicer's system to the corresponding account balances reflected on the Receivable file. The Master Servicer expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Master Servicer and the Provider. The Master Servicer shall produce discrepancy reports (e.g., "Funding Only" or "Out of Balance" reports) and the Providers shall respond promptly to such reports.

10. Once the reconciliation process has been completed and any discrepancies between the Master Servicer and the Providers' Receivable files resolved through the discrepancy report process described in paragraph 9 above, the Master Servicer will then process the Receivable file and advise the Purchaser that it may purchase any new Receivable that is eligible. The Master Servicer will then proceed through exactly the same process described in paragraph 6 above.

                     [ADD ATTACHMENT 1 WITH INTERFACE DATA]

                                  EXHIBIT XI-A

                     FORM OF OPINION OF PROVIDERS' COUNSELS
                    WITH RESPECT TO THE PATIENT CONSENT FORMS

RJE Data Processing, Inc.
2513 West Peterson
Chicago, Illinois 60659

Daiwa Healthco-2 LLC
c/o Lord Securities Corporation
2 Wall Street
New York, NY 10005

Ladies and Gentlemen:

                  As [special local] counsel to COMMUNITY CARE OF AMERICA, INC. (the "CCA"), a Delaware corporation and to [each of the Providers listed on
Schedule 1 attached hereto] (the "Providers"), we have examined the following in connection with the proposed sale by the Providers of certain healthcare receivables (the "Receivables") to CCA FUNDING LLC (the "Purchaser") and the assignment of those Receivables by the Purchaser to DAIWA HEALTHCO-2 LLC ("DH-2"):

     (a) A copy of the Healthcare Receivables Purchase and Transfer Agreement (the "RPA") among CCA, the Providers and the Purchaser;

     (b) A copy of the Loan and Security Agreement (the "LSA") between the Purchaser and DH-2 (terms not otherwise defined herein shall have the meanings provided in the RPA);

     (c) A sample of the Receivables proposed to be sold by the Providers and assigned by the Purchaser;

     (d) Each patient consent form used by each Provider (the "Patient Consent Form"), copies of which are attached hereto as Exhibit A; and

     (e) Such other documents, statutes, regulations and materials as we have deemed necessary to deliver the opinion set forth herein.

     This opinion is being delivered pursuant to clause 1(i) of the conditions precedent listed on Exhibit II of the RPA.

     Based upon the foregoing examination, we are of the opinion that the Patient Consent Forms are sufficient to permit the lawful disclosure and/or release of relevant medical information

                                    XI-A-1
and documents which have been redacted to remove patient-specific diagnostic and procedural information or diagnosis to the Purchaser, DH-2, any third-party servicer acting for the Purchaser or DH-2 pursuant to the RPA or LSA (whether such servicer is performing the Primary Servicer Responsibilities or providing data processing services with respect to the Receivables, and including without limitation the Master Servicer), and any person guarantying such servicer's obligations.

                  In order to disclose and/or release the full complement of information regarding services rendered to a patient or resident in [name of locale], the Provider should obtain a patient consent form in the form attached hereto as Exhibit B (the "New Patient Consent Form") from each new and existing patient and resident. Subject to the proper completion and execution of such New Patient Consent Form by each patient and resident, we are of the opinion that the New Patient Consent Form is sufficient to permit the lawful disclosure and/or release of medical information and documents to the Purchaser, DH-2, any third-party servicer acting for the Purchaser or DH-2 pursuant to the RPA or LSA (whether such servicer is performing the Primary Servicer Responsibilities or providing data processing services with respect to the Receivables, and including without limitation the Master Servicer), and any person guarantying such servicer's obligations.

                                                              Very truly yours,

                                     XI-A-2

                                  EXHIBIT XI-B

              FORM OF OPINION OF PROVIDER'S AND PURCHASER'S COUNSEL
                    WITH RESPECT TO CERTAIN CORPORATE MATTERS

                                [TO BE ATTACHED]

                                     XI-B-1

                                   EXHIBIT XII

                          FORM OF DEPOSITARY AGREEMENT


                                [TO BE ATTACHED]





                                      XII-1

                                   SCHEDULE I


                              ADDRESSES FOR NOTICE



If to the Program Manager:

                                    Daiwa Securities America Inc.
                                    Financial Square
                                    32 Old Slip
                                    New York, New York 10005-3538
                                    Attention: Chief Financial Officer
                                    Tel:    (212) 612-6290
                                    Fax:    (212) 612-7122


If to the Master Servicer:

                                    RJE Data Processing, Inc.
                                    2513 West Peterson
                                    Chicago, Illinois 60659
                                    Attention: Jack Callahan, President
                                    Tel:     (312) 561-6966
                                    Fax:     (312) 878-6355

                                   SCHEDULE II


                          CREDIT AND COLLECTION POLICY



                                [TO BE ATTACHED]

                                  SCHEDULE III


                               LICENSE REVOCATIONS




The following facilities have been decertified from the Medicaid and Medicare Programs during the past 24 months:

(1)               Community Care of America at Toledo (Toledo, Iowa)
                  Community Care of America voluntarily decertified this facility from both the Medicare and Iowa state Medicaid programs on March 8, 1996. The company has been recertified to participate in both programs effective September 20, 1996 and November 20, 1996 respectively.

(2) Community Care of America at Council Bluffs North (Council Bluffs, Iowa) This facility was decertified from both the Medicare and Iowa state Medicaid programs on April 17, 1996. The company has been recertified to participate in both programs effective July 1, 1996.

                                   SCHEDULE IV


                               LOCKBOX INFORMATION



Provider Ancillary Lockbox:
                                    CCA - Self-pay
                                    Post Office Box 710278
                                    Cincinnati, Ohio 45271-0278

Provider Ancillary Lockbox Account:
                                    CCA - Self-pay
                                    Account #00109-98906
                                    KeyBank
                                    127 Public Square, seventh floor
                                    Cleveland, Ohio 44114-1306
                                    ABA #041 001 039

Provider Government Lockbox:
                                    CCA - Governmental
                                    Post Office Box 710275
                                    Cincinnati, Ohio 45271-0275

Provider Government Lockbox Account:
                                    CCA - Governmental
                                    Account #00109-98891
                                    KeyBank
                                    127 Public Square, seventh floor
                                    Cleveland, Ohio 44114-1306
                                    ABA #041 001 039

Purchaser Lockbox:
                                    Post Office Box 710276
                                    Cincinnati, Ohio 45271-0276

Purchaser Lockbox Account:
                                    Account # 50020-61106
                                    KeyBank
                                    127 Public Square, seventh floor
                                    Cleveland, Ohio 44114-1306
                                    ABA #041 001 039


                                   SCHEDULE V


                              LIST OF THE PROVIDERS

Provider                            Trade Names                                      State of Incorporation
--------                            -----------                                      ----------------------

ECA Holdings, Inc.                                                                    Delaware
                               Active Care
                               Community Care of America at Canon City
                               Community Care of America at Delta
                               Community Care of America at Grand Junction
                               Community Care of America at Paonia
                               Community Care of America at Prospect Lake
                               Family Physicians Health
                               La Villa Grande
                               Springs Village Care Center
                               Community Care of America at Clarinda
                               Community Care of America at Mediapolis
                               Community Care of America at Muscatine
                               Community Care of America at Toledo
                               Community Care of America at Winterset
                               Community Care of America at Council Bluffs North
                               Community Care of America at Council Bluffs South
                               Community Care of America at Pacific Junction
                               Community Care of America at Glenwood
                               Community Care of America at Brighton Place
                               Community Care of America at Smith Center
                               Community Care of America at Highland Park
                               Community Care of America at Arma
                               Community Care of America at Central Topeka
                               Community Care of America at Ellinwood
                               Community Care of America at Tarkio
                               Community Care of America at Oak Grove
                               Community Care of America at Grand Island
                               Community Care of America at Laramie
                               Community Care of America at Saratoga
                               Community Care of America at Worland

CCA of Midwest, Inc.                                                                    Delaware
                               Community Care of America at Palmer


Doc #RPA.WPD                                                                                                   RPTA


Community Care of Nebraska, Inc.                                                        Delaware
                                    Community Care of America at Ainsworth
                                    Community Care of America at Ashland
                                    Community Care of America at Aurora
                                    Community Care of America at Blue Hill
                                    Community Care of America at Central City
                                    Community Care of America at Edgar
                                    Community Care of America at Exeter
                                    Community Care of America at Gretna
                                    Community Care of America at Sutherland
                                    Community Care of America at Utica
                                    Community Care of America at Waverly

Community Care of Georgia, Inc.                                                         Delaware
                                    Smith Hospital

Community Care of America of Alabama, Inc.                                              Delaware
                                    Family Care Medical Center of Arcadia
                                    Georgiana Doctor's Hospital
                                    Greensboro Health Care Center
                                    Livingston Nursing Home
                                    Reliable Home Health Services, d/b/a
                                            Georgiana Home Health Agency
                                    Rural Health Clinic, d/b/a
                                            Georgiana Health Clinic
                                    H.P. Kinsey, M.D., sole proprietorship d/b/a
                                            The Evergreen Clinic
                                    Southgate Village
                                    Voreis Clinic

ECA Properties, Inc.                                                                    Delaware
                                    Grandview Manor

Luling/SCC, Inc.                                                                        Georgia
                                    Community Care of America at Luling

Dublin/SCC, Inc.                                                                        Georgia
                                    Community Care of America at Dublin

Marietta/SCC, Inc.                                                                      Georgia
                                    Community Care of America at Marietta

Macon/SCC, Inc.                                                                         Georgia
                                    Community Care of America at Macon

College Park/SCC, Inc.                                                                  Georgia
                                    Community Care of America at College Park

Glenwood/SCC, Inc.                                                                      Georgia
                                    Community Care of America at Connor

Quality Care of Columbus, Inc.                                                          Nebraska
                                    Community Care of America at Columbus

Quality Care of Lyons, Inc.                                                             Nebraska
                                    Community Care of America at Lyons

W.S.T. Care, Inc.                                                                       Nebraska
                                    Community Care of America at Milford


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